Exhibit 99.1

COMPANY CONTACT

Chris King

(240) 744-1150

FOR IMMEDIATE RELEASE

WEDNESDAY, OCTOBER 15, 2008

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER RESULTS AND MEETS GUIDANCE

BETHESDA, Maryland, Wednesday October 15, 2008 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its third fiscal quarter 2008, which ended on September 5, 2008.  The Company is a lodging focused real estate investment trust that owns twenty premium hotels in North America.

Third Quarter 2008 Highlights

•                  RevPAR: The Company’s same-store RevPAR decreased 3.0 percent compared to the same period in 2007.

•                  Hotel Adjusted EBITDA Margins: The Company’s same-store Hotel Adjusted EBITDA margins decreased 207 basis points compared to the same period in 2007.

•                  Adjusted EBITDA: The Company’s Adjusted EBITDA was $40.5 million.

•                  Adjusted FFO: The Company’s adjusted funds from operations (“Adjusted FFO”) was $31.8 million and Adjusted FFO per diluted share was $0.34.

•                  Dividend: The Company paid a quarterly dividend of $0.25 per share during the third quarter.

“In light of the challenging economic trends and their related impact on the travel industry, we are pleased to report quarterly results that met our expectations and prior guidance.  We expect fundamentals to remain difficult over the next several quarters and are managing the business accordingly.  The management team is intensely focused on revenue enhancement strategies and cost containment measures in order to maximize hotel profits,” stated Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company.

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO,” “Adjusted FFO” and “same-store.”

For the third quarter ended September 5, 2008, the Company reported the following:

•                  Revenues of $161.4 million compared to $168.0 million for the comparable period in 2007.

•                  Adjusted EBITDA of $40.5 million compared to $45.8 million for the comparable period in 2007.

•                  Adjusted FFO and Adjusted FFO per diluted share of $31.8 million and $0.34, respectively, compared to $34.4 million and $0.36, respectively, for the comparable period in 2007.

•                  Net income of $12.2 million (or $0.13 per diluted share) compared to $15.9 million (or $0.17 per diluted share) for the comparable period in 2007.

Same-store RevPAR for the third quarter decreased 3.0 percent to $129.33 from $133.27 for the comparable period in 2007, driven by a 1.9 percentage point decrease in occupancy (from 78.4 percent to 76.5 percent) and a 0.6 percent decrease in the average daily rate (from $169.97 to $169.00).  Same-store Hotel Adjusted EBITDA margins for its hotels decreased 207 basis points from the comparable period in the prior year.

For the period from January 1, 2008 to September 5, 2008, the Company reported the following:

•                  Revenues of $475.3 million compared to $481.3 million for the comparable period in 2007.

•                  Adjusted EBITDA of $124.2 million compared to $134.4 million for the comparable period in 2007.

•                  Adjusted FFO and Adjusted FFO per diluted share of $96.3 million and $1.02, respectively, compared to $98.2 million and $1.05, respectively, for the comparable period in 2007.

•                  Net income of $39.1 million (or $0.41 per diluted share) compared to $43.2 million (or $0.46 per diluted share) for the comparable period in 2007.

Same-store RevPAR for year-to-date decreased 0.4 percent to $130.12 from $130.60 for the comparable period in 2007, driven by a 1.4 percentage point decrease in occupancy (from 75.2 percent to 73.8 percent) partially offset by a 1.5 percent increase in the average daily rate (from $173.67 to $176.35). Year-to-date, same-store Hotel Adjusted EBITDA margins for its hotels decreased 142 basis points from the comparable period in the prior year.

Operating Results Compared to Prior Guidance

The following is a chart showing actual third quarter 2008 results compared to guidance for the third quarter 2008:

	Q3 2008 Guidance	Actual Q3 2008 Results
RevPAR Growth	-3% to -5%	-3.0%
Adjusted EBITDA	$36 to $39 million	$40.5 million
Adjusted FFO	$29 to $31 million	$31.8 million
Adjusted FFO/Share	$0.32 to $0.34 per diluted share	$0.34 per diluted share

Share Repurchases

In the beginning of this year, the Board of Directors authorized the Company to repurchase up to 4.8 million shares of its common stock.  During the third quarter, the Company completed the share repurchase program at an average price of $10.15 per share.

Balance Sheet

As of the end of the third quarter, the Company had total assets of approximately $2.1 billion. Cash and cash equivalents were $58.7 million, including $35.0 million of restricted cash.

As of the end of the third quarter, the Company had approximately $898.6 million of total debt outstanding.  The Company’s debt has a weighted average interest rate of 5.4 percent and is comprised of limited recourse, non cross-collateralized, property-specific mortgages and $76.0 million outstanding under its $200 million senior unsecured credit facility.  The Company’s liquidity is enhanced by its strategy of keeping eight of its 20 hotels unencumbered by mortgage debt.

After the end of the third quarter, in order to manage perceived risks of some bank participants during the recent market turmoil, the Company borrowed an additional $55 million under its credit facility.  The Company currently has approximately $110 million in cash and cash equivalents, including $35 million of restricted cash.

The Company does not have any material near-term maturities coming due.  As of September 5, 2008, the Company’s debt has a weighted average maturity of 6.5 years.  In December 2009 and January 2010, two of the Company’s mortgages, representing 8% of total outstanding debt, will mature and the Company expects it will be able to refinance such debt.  After these two mortgages mature, the Company does not have any significant mortgages that mature prior to 2015.  The Company’s credit facility will expire in February 2012, including a one year extension, which is subject to the Company’s compliance with certain conditions.

As of the end of the third quarter, the Company continued to own 100% of its properties directly and has never issued operating partnership units or preferred stock.

Outlook

The Company is providing guidance, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission.

The Company is reaffirming its guidance for the full year 2008.

•                  Same-store RevPAR to decrease 1 to 3 percent.

•                  Adjusted EBITDA of $175 to $181 million.

•                  Adjusted FFO of $136 to $140 million.

•                  Adjusted FFO per share of $1.46 to $1.51 based on 93.2 million weighted average diluted shares for the full year and 90.5 million weighted average diluted shares for the fourth quarter.

Dividends

On September 16, 2008, the Company paid a cash dividend of $0.25 per share to shareholders of record as of September 5, 2008, the last day of the third fiscal quarter.

In light of the current challenging economic conditions, the Company is evaluating the merits of reducing its future dividend payments in order to align the dividend payout with the reduced cash flow projections and to increase the ability to potentially acquire distressed assets or otherwise strategically take advantage of the market dislocation.  The Company expects to complete this evaluation and review it with its Board of Directors later this year and does not expect to make any decisions on the level of future dividends until that review is completed.

Major Capital Expenditures

DiamondRock has made significant capital investments in its hotels.  In 2008, the Company plans to commence or complete approximately $70 to $80 million of capital improvements at its hotels.  The Company spent $49.7 million on capital improvements at its hotels from January 1, 2008 to September 5, 2008, of which approximately 40% was paid from corporate funds.  The most significant capital projects for 2008 are as follows:

•                  Chicago Marriott Downtown:  The Company completed a $35 million renovation of the hotel.  Approximately $10 million was paid from corporate funds, with the balance coming from the hotel’s escrow funds and a contribution from Marriott International.  The project included a complete renovation of all the meeting and ballrooms, adding 17,000 square feet of new meeting space, reconcepting and relocating the restaurant, expanding the lobby bar and creating a Marriott “great room” in the lobby.  The project began during the third quarter of 2007 and was substantially completed in April 2008.  The estimated disruption of approximately $2 million to Hotel Adjusted EBITDA, mainly associated with the ballroom renovations, primarily impacted the first quarter of 2008.

•                  Westin Boston Waterfront: The Company completed the construction of additional meeting rooms in the building attached to the hotel.  The $19 million project included the creation of over 37,000 square feet of meeting and exhibition space.  The project began in the third quarter of 2007 and was substantially completed in the first quarter of 2008.

•                  Chicago Conrad: The Company completed its renovation of the guestrooms and corridors during the first quarter and the upgrade of the front entrance repositioning during the third quarter of 2008.

•                  Salt Lake City Marriott: The Company plans to significantly renovate the guestrooms at the hotel beginning in the fourth quarter of 2008, almost all of which will be funded by the hotel’s escrow funds.

Earnings Call

The Company will host a conference call to discuss its third quarter 2008 results and its 2008 guidance on Wednesday, October 15, 2008, at 10:00 am Eastern Time (ET).  To participate in the live call, investors are invited to dial 1-888-680-0892 (for domestic callers) or 617-213-4858 (for international callers).  The participant passcode is 29065294. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties.  DiamondRock owns 20 hotels with approximately 9,600 guestrooms.  For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reporting Periods for Statement of Operations

The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Noble Management Group, LLC, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago, and Westin Hotel Management, L.P., manager of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or the Westin Boston Waterfront for the month of operations that ends after its fiscal quarter-end because neither Vail Resorts, Noble Management Group, LLC, Hilton Hotels Corporation, Westin Hotel Management, L.P., nor Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Ground Leases

Four of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront.  In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases.  In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease.  For the third fiscal quarter 2008, contractual cash rent payable on the ground leases totaled $0.5 million and the Company recorded approximately $2.3 million in ground rent expense.  The non-cash portion of ground rent expense recorded for the third fiscal quarter 2008 was $1.8 million.

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 5, 2008	December 31, 2007
	(Unaudited)
ASSETS

Property and equipment, at cost	$2,129,552	$2,086,933
Less: accumulated depreciation	(201,214)	(148,101)

	1,928,338	1,938,832

Deferred financing costs, net	3,476	4,020
Restricted cash	35,043	31,736
Due from hotel managers	68,316	68,153
Favorable lease assets, net	41,546	42,070
Prepaid and other assets	19,784	17,043
Cash and cash equivalents	23,642	29,773

Total assets	$2,120,145	$2,131,627

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$822,563	$824,526
Senior unsecured credit facility	76,000	—
Total debt	898,563	824,526

Deferred income related to key money, net	20,501	15,884
Unfavorable contract liabilities, net	84,933	86,123
Due to hotel managers	36,088	36,910
Dividends declared and unpaid	22,778	22,922
Accounts payable and accrued expenses	54,909	64,980

Total other liabilities	219,209	226,819

Shareholders’ Equity:

Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 90,050,264 and 94,730,813 shares issued and outstanding at September 5, 2008 and December 31, 2007, respectively	901	947
Additional paid-in capital	1,099,066	1,145,511
Accumulated deficit	(97,594)	(66,176)

Total shareholders’ equity	1,002,373	1,080,282

Total liabilities and shareholders’ equity	$2,120,145	$2,131,627

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended September 5, 2008 and September 7, 2007 and
the Periods from January 1, 2008 to September 5, 2008 and January 1, 2007 to September 7, 2007
(in thousands, except per share amounts)

	Fiscal Quarter Ended September 5, 2008	Fiscal Quarter Ended September 7, 2007	Period from January 1, 2008 to September 5, 2008	Period from January 1, 2007 to September 7, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Rooms	$106,203	$109,483	$308,141	$308,489
Food and beverage	45,512	47,655	141,126	143,377
Other	9,680	9,379	26,008	24,809
Total revenues	161,395	166,517	475,275	476,675

Operating Expenses:

Rooms	25,422	25,744	72,830	71,003
Food and beverage	32,961	33,837	98,266	98,069
Management fees	6,844	6,759	19,857	19,822
Other hotel expenses	54,116	53,557	155,758	151,393
Depreciation and amortization	18,257	17,205	53,013	50,374
Corporate expenses	3,241	3,271	9,546	9,692
Total operating expenses	140,841	140,373	409,270	400,353
Operating profit	20,554	26,144	66,005	76,322

Other Expenses (Income):

Interest income	(296)	(484)	(1,066)	(1,744)
Interest expense	11,632	11,704	33,757	35,084
Gain on early extinguishment of debt	—	(359)	—	(359)
Total other expenses	11,336	10,861	32,691	32,981

Income before income taxes	9,218	15,283	33,314	43,341

Income tax (provision) benefit	2,994	269	5,830	(1,311)
Income from continuing operations	12,212	15,552	39,144	42,030

Income from discontinued operations, net of tax	—	316	—	1,141
Net income	$12,212	$15,868	$39,144	$43,171

Earnings per share:

Continuing operations	$0.13	$0.16	$0.41	$0.45
Discontinued operations	—	0.01	—	0.01
Basic and diluted earnings per share	$0.13	$0.17	$0.41	$0.46

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Periods from January 1, 2008 to September 5, 2008 and January 1, 2007 to September 7, 2007
(in thousands)

	Period from January 1, 2008 to September 5, 2008	Period from January 1, 2007 to September 7, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$39,144	$43,171
Adjustments to reconcile net income to net cash provided by operating activities:
Real estate depreciation	53,013	51,193
Corporate asset depreciation as corporate expenses	115	119
Non-cash ground rent	5,321	5,422
Non-cash financing costs as interest	557	531
Gain on early extinguishment of debt, net	—	(359)
Amortization of debt premium and unfavorable contract liabilities	(1,190)	(1,278)
Amortization of deferred income	(383)	(245)
Stock-based compensation	2,620	2,842
Yield support received	797	1,742
Non-cash yield support recognized	—	(601)
Changes in assets and liabilities:
Prepaid expenses and other assets	(2,741)	(808)
Restricted cash	(1,935)	(226)
Due to/from hotel managers	(1,782)	(9,232)
Accounts payable and accrued expenses	(7,799)	582
Net cash provided by operating activities	85,737	92,853

Cash flows from investing activities:
Hotel acquisitions	—	(331,325)
Receipt of deferred key money	5,000	5,000
Hotel capital expenditures	(49,703)	(36,245)
Change in restricted cash	(1,372)	776
Net cash used in investing activities	(46,075)	(361,794)

Cash flows from financing activities:
Repayments of credit facility	(23,000)	(52,500)
Draws on credit facility	99,000	91,000
Proceeds from mortgage debt	—	5,000
Repayments of mortgage debt	—	(18,392)
Prepayment penalty on early extinguishment of debt	—	(1,972)
Scheduled mortgage debt principal payments	(1,963)	(2,277)
Payment of financing costs	(13)	(1,236)
Proceeds from sale of common stock	—	317,935
Payment of costs related to sale of common stock	—	(380)
Share repurchases	(49,434)	(2,720)
Payment of dividends	(70,383)	(59,506)
Net cash (used in) provided by financing activities	$(45,793)	$274,952

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

For the Periods from January 1, 2008 to September 5, 2008 and January 1, 2007 to September 7, 2007

(in thousands)

	Period from January 1, 2008 to September 5, 2008	Period from January 1, 2007 to September 7, 2007
	(Unaudited)	(Unaudited)
Net (decrease) increase in cash and cash equivalents	$(6,131)	$6,011
Cash and cash equivalents, beginning of period	29,773	19,691
Cash and cash equivalents, end of period	$23,642	$25,702

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$33,089	$34,180
Cash paid for income taxes	$861	$430
Capitalized interest	$183	$143

Non-Cash Financing Activities:

Unpaid dividends	$22,778	$22,922

Non-GAAP Financial Measures

We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	September 5, 2008	September 7, 2007
Net income	$12,212	$15,868
Interest expense	11,632	11,704
Income tax (benefit) / expense (1)	(2,994)	(357)
Depreciation and amortization (2)	18,257	17,490
EBITDA	$39,107	$44,705

(1)               Includes $0.1 million of income tax benefit included in discontinued operations for the fiscal quarter ended September 7, 2007.

(2)               Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended September 7, 2007.

	Historical (in 000s)
	Period From January 1, 2008 to September 5, 2008	Period From January 1, 2007 to September 7, 2007
Net income	$39,144	$43,171
Interest expense	33,757	35,084
Income tax (benefit) expense (1)	(5,830)	1,083
Depreciation and amortization (2)	53,013	51,193
EBITDA	$120,084	$130,531

(1)               Includes $0.2 million of income tax benefit included in discontinued operations for the period from January 1, 2007 to September 7, 2007.

(2)               Includes $0.8 million of depreciation expense included in discontinued operations for the period from January 1, 2007 to September 7, 2007.

	Forecast Full Year 2008 (in 000s)
	Low End	High End
Net income	$50,700	$54,700
Interest expense	50,000	50,000
Income tax benefit	(11,000)	(9,000)
Depreciation and amortization	79,200	79,200
EBITDA	$168,900	$174,900

We also evaluate our performance by reviewing Adjusted EBITDA because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•                  Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•                  The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.  The

amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•                  Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•                  Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.

•                  Impairment Losses and Gains or Losses on Dispositions: We exclude the effect of impairment losses and gains or losses on dispositions recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  In addition, we believe that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	September 5, 2008	September 7, 2007
EBITDA	$39,107	$44,705
Gain on early extinguishment of debt	—	(359)
Non-cash ground rent	1,768	1,830
Non-cash amortization of unfavorable contract liabilities	(396)	(397)
Adjusted EBITDA	$40,479	$45,779

	Historical (in 000s)
	Period From January 1, 2008 to September 5, 2008	Period From January 1, 2007 to September 7, 2007
EBITDA	$120,084	$130,531
Gain on early extinguishment of debt	—	(359)
Non-cash ground rent	5,321	5,424
Non-cash amortization of unfavorable contract liabilities	(1,190)	(1,191)
Adjusted EBITDA	$124,215	$134,405

	Forecast Full Year 2008 (in 000s)
	Low End	High End
EBITDA	$168,900	$174,900
Non-cash ground rent	7,800	7,800
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Adjusted EBITDA	$175,000	$181,000

We compute FFO in accordance with standards established by NAREIT (which defines FFO as net income determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in assessing our results.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	September 5, 2008	September 7, 2007
Net income	$12,212	$15,868
Real estate related depreciation and amortization (1)	18,257	17,490
FFO	$30,469	$33,358
FFO per share (basic and diluted)	$0.33	$0.35

(1)               Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended September 7, 2007.

	Historical (in 000s)
	Period From January 1, 2008 to September 5, 2008	Period From January 1, 2007 to September 7, 2007
Net income	$39,144	$43,171
Real estate related depreciation and amortization (1)	53,013	51,193
FFO	$92,157	$94,364
FFO per share (basic and diluted)	$0.98	$1.01

(1)               Includes $0.8 million of depreciation expense included in discontinued operations for the period from January 1, 2007 to September 7, 2007.

	Forecast Full Year 2008 (in 000s)
	Low End	High End
Net income	$50,700	$54,700
Real estate related depreciation and amortization (1)	79,200	79,200
FFO	$129,900	$133,900
FFO per share (basic and diluted)	$1.40	$1.44

We also evaluate our performance by reviewing Adjusted FFO because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:

•                  Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•                  The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.  The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•                  Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•                  Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets.

•                  Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets.  In addition, we believe that impairment charges are similar to gains or losses on dispositions and depreciation expense, both of which are also excluded from FFO.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	September 5, 2008	September 7, 2007
FFO	$30,469	$33,358
Gain on early extinguishment of debt	—	(359)
Non-cash ground rent	1,768	1,830
Non-cash amortization of unfavorable contract liabilities	(396)	(397)
Adjusted FFO	$31,841	$34,432
Adjusted FFO per share (basic and diluted)	$0.34	$0.36

	Historical (in 000s)
	Period From January 1, 2008 to September 5, 2008	Period From January 1, 2007 to September 7, 2007
FFO	$92,157	$94,364
Gain on early extinguishment of debt	—	(359)
Non-cash ground rent	5,321	5,424
Non-cash amortization of unfavorable contract liabilities	(1,190)	(1,191)
Adjusted FFO	$96,288	$98,238
Adjusted FFO per share (basic and diluted)	$1.02	$1.05

	Forecast Full Year 2008 (in 000s)
	Low End	High End
FFO	$129,900	$133,900
Non-cash ground rent	7,800	7,800
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Adjusted FFO	$136,000	$140,000
Adjusted FFO per share (basic and diluted)	$1.46	$1.51

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Market Capitalization as of September 5, 2008
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at 9/5/08 closing price of $9.37/share)	$853,708
Consolidated debt	898,563
Cash and cash equivalents	(23,642)

Total enterprise value	$1,728,629

Dividend Per Share
Common dividend declared (holders of record on September 5, 2008)	$0.25

Share Reconciliation

Common shares outstanding	90,050
Unvested restricted stock held by management and employees	606
Share grants under deferred compensation plan held by corporate officers	455
Combined shares outstanding	91,111

Debt Summary as of September 5, 2008

(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity

Courtyard Manhattan / Midtown East	5.195%	Fixed	$41,581	December 2009
Salt Lake City Marriott Downtown	5.500%	Fixed	34,867	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Marriott Griffin Gate Resort	5.110%	Fixed	28,615	January 2010
Bethesda Marriott Suites	3.413%	Variable	5,000	July 2010
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	62,500	August 2015
Renaissance Worthington	5.400%	Fixed	57,400	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	220,000	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility	3.420%	Variable	76,000	February 2011
Total Debt			$898,563

Pro Forma Operating Statistics

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2008	3Q 2007	B/(W)	3Q 2008	3Q 2007	B/(W)	3Q 2008	3Q 2007	B/(W)	3Q 2008	3Q 2007	B/(W)

Atlanta Alpharetta	$139.99	$153.25	(8.6)%	60.0%	58.1%	1.9%	$83.93	$89.01	(5.7)%	28.0%	31.5%	(3.46)%
Westin Atlanta North (1)	$134.62	$137.30	(2.0)%	58.0%	63.6%	(5.6)%	$78.08	$87.35	(10.6)%	22.1%	20.9%	1.14%
Atlanta Waverly	$134.60	$134.82	(0.2)%	68.3%	68.3%	(0.1)%	$91.87	$92.15	(0.3)%	20.9%	23.6%	(2.71)%
Renaissance Austin	$152.48	$144.96	5.2%	64.4%	69.9%	(5.4)%	$98.24	$101.27	(3.0)%	24.3%	22.2%	2.10%
Bethesda Marriott Suites (2)	$177.59	$175.22	1.4%	72.4%	74.1%	(1.7)%	$128.62	$129.82	(0.9)%	23.8%	39.6%	(15.85)%
Boston Westin (1)	$199.11	$211.57	(5.9)%	81.5%	82.0%	(0.5)%	$162.27	$173.50	(6.5)%	33.1%	33.4%	(0.34)%
Chicago Marriott	$195.66	$204.67	(4.4)%	86.6%	88.5%	(1.9)%	$169.49	$181.13	(6.4)%	30.8%	31.2%	(0.39)%
Chicago Conrad (1)	$230.65	$251.68	(8.4)%	87.5%	89.7%	(2.2)%	$201.77	$225.77	(10.6)%	37.1%	40.6%	(3.51)%
Courtyard Fifth Avenue	$288.41	$269.67	7.0%	92.8%	93.2%	(0.4)%	$267.74	$251.34	6.5%	36.8%	38.8%	(1.97)%
Courtyard Midtown East	$292.94	$268.17	9.2%	93.3%	93.2%	0.1%	$273.30	$249.98	9.3%	41.0%	39.3%	1.78%
Frenchman’s Reef (1)	$207.49	$187.73	10.5%	87.6%	87.7%	(0.1)%	$181.85	$164.68	10.4%	15.6%	16.7%	(1.03)%
Griffin Gate Marriott	$139.42	$132.14	5.5%	71.6%	72.9%	(1.4)%	$99.79	$96.38	3.5%	27.2%	25.4%	1.83%
Los Angeles Airport	$111.51	$115.72	(3.6)%	87.8%	84.0%	3.9%	$97.93	$97.15	0.8%	21.5%	22.0%	(0.50)%
Oak Brook Hills (3)	$135.56	$141.36	(4.1)%	59.5%	67.4%	(7.9)%	$80.67	$95.30	(15.3)%	28.2%	42.0%	(13.78)%
Orlando Airport Marriott	$103.78	$108.56	(4.4)%	63.1%	72.7%	(9.6)%	$65.47	$78.94	(17.1)%	10.9%	19.0%	(8.10)%
Salt Lake City Marriott	$134.17	$145.53	(7.8)%	70.6%	71.1%	(0.5)%	$94.66	$103.40	(8.5)%	29.6%	31.1%	(1.51)%
The Lodge at Sonoma	$250.22	$253.86	(1.4)%	80.9%	79.2%	1.7%	$202.38	$201.08	0.6%	30.1%	31.9%	(1.85)%
Torrance Marriott South Bay	$122.96	$114.60	7.3%	87.8%	91.0%	(3.3)%	$107.91	$104.34	3.4%	33.7%	28.1%	5.61%
Vail Marriott (1)	$160.06	$157.71	1.5%	65.9%	69.5%	(3.6)%	$105.49	$109.60	(3.8)%	12.0%	21.5%	(9.46)%
Renaissance Worthington	$160.77	$161.18	(0.3)%	65.7%	70.9%	(5.2)%	$105.60	$114.31	(7.6)%	15.0%	20.3%	(5.21)%

(1)               The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the third quarter and include the months of June, July and August.

(2)               Hotel Adjusted EBITDA Margins for the third quarter of 2007 benefited from the elimination of 2007 incentive management fees ($0.4 million) as a result of the 2007 debt refinancing.

(3)               Hotel Adjusted EBITDA Margins for the third quarter of 2007 benefited from $0.4 million in yield support at Oak Brook Hills.

Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2008
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$2,979	$590	$245	$—	$—	$835
Westin Atlanta North (2)	$4,161	$257	$660	$—	$—	$917
Atlanta Waverly	$7,075	$(745)	$957	$1,266	$—	$1,478
Renaissance Austin	$7,488	$(74)	$823	$1,073	$—	$1,822
Bethesda Marriott Suites	$3,847	$(1,099)	$485	$66	$1,463	$915
Boston Westin (2)	$18,453	$3,151	$2,837	$—	$117	$6,105
Chicago Marriott	$24,564	$2,065	$2,783	$3,078	$(365)	$7,561
Chicago Conrad (2)	$7,908	$1,871	$1,062	$—	$—	$2,933
Courtyard Fifth Avenue	$4,201	$279	$438	$799	$30	$1,546
Courtyard Midtown East	$7,405	$2,001	$525	$513	$—	$3,039
Frenchman’s Reef (2)	$13,466	$611	$692	$802	$—	$2,105
Griffin Gate Marriott	$6,743	$676	$810	$347	$1	$1,834
Los Angeles Airport	$13,196	$520	$1,275	$1,042	$—	$2,837
Oak Brook Hills	$6,851	$1,012	$796	$—	$125	$1,933
Orlando Airport Marriott	$4,068	$(1,067)	$726	$785	$—	$444
Salt Lake City Marriott	$5,862	$823	$456	$454	$—	$1,733
The Lodge at Sonoma	$4,937	$971	$514	$—	$—	$1,485
Torrance Marriott South Bay	$6,283	$1,383	$736	$—	$—	$2,119
Vail Marriott (2)	$5,240	$(68)	$698	$—	$—	$630
Renaissance Worthington	$6,668	$(473)	$741	$732	$3	$1,003

(1)               The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)               The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the third quarter and include the months of June, July and August.

Hotel Adjusted EBITDA Reconciliation

	Third Quarter 2007
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$3,514	$856	$250	$—	$—	$1,106
Westin Atlanta North (2)	$4,157	$281	$588	$—	$—	$869
Atlanta Waverly	$7,486	$(390)	$908	$1,249	$—	$1,767
Renaissance Austin	$7,161	$(259)	$767	$1,083	$—	$1,591
Bethesda Marriott Suites (3)	$3,897	$(896)	$702	$231	$1,474	$1,511
Boston Westin (2)	$19,567	$4,017	$2,399	$—	$123	$6,539
Chicago Marriott	$25,640	$2,917	$2,389	$3,050	$(365)	$7,991
Chicago Conrad (2)	$8,712	$2,610	$931	$—	$—	$3,541
Courtyard Fifth Avenue	$3,939	$260	$439	$757	$72	$1,528
Courtyard Midtown East	$6,811	$1,651	$509	$516	$—	$2,676
Frenchman’s Reef (2)	$12,603	$721	$585	$793	$—	$2,099
Griffin Gate Marriott	$6,547	$625	$681	$353	$1	$1,660
Los Angeles Airport	$13,402	$759	$1,173	$1,011	$—	$2,943
Oak Brook Hills	$8,047	$2,225	$1,028	$—	$125	$3,378
Orlando Airport Marriott	$4,785	$(601)	$675	$837	$—	$911
Salt Lake City Marriott	$6,282	$767	$706	$478	$—	$1,951
The Lodge at Sonoma	$5,063	$1,153	$463	$—	$—	$1,616
Torrance Marriott South Bay	$6,023	$1,010	$684	$—	$—	$1,694
Vail Marriott (2)	$5,882	$591	$672	$—	$—	$1,263
Renaissance Worthington	$7,000	$59	$643	$714	$3	$1,419

(1)               The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and gains from the early extinguishment of debt.

(2)               The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the third quarter and include the months of June, July and August.

(3)               Hotel Adjusted EBITDA for the third quarter of 2007 benefited from the elimination of 2007 incentive management fees ($0.4 million) as a result of the 2007 debt refinancing.